Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 33-54723, 33-54725, 333-40374, 333-63600, 333-56648, 333-97013, 333-100771, 333-100772, 333-102124 and 333-152377) and Form S-3 (File Number 333-161030) of Modine Manufacturing Company  of our report dated June 5, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the retrospective adjustment to reported segment results and the manner in which unvested share-based payment awards that contain non-forfeitable rights to dividends are considered in the computation of earnings per share discussed in Note 1, as to which the date is September 15, 2009, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
September 15, 2009